SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ------------------------

                                    FORM 8-K

                           -----------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 23, 2003

                                    MFB CORP.

             (Exact name of registrant as specified in its charter)

                                     INDIANA

                 (State or other jurisdiction of incorporation)

                               0-23374 35-1907258
           (Commission File Number) (IRS Employer Identification No.)

                             121 South Church Street
                                                             P.O. Box 528
                            Mishawaka, Indiana 46544
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (574) 255-3146

Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits

                  99.1     Press Release dated April 23, 2003.

Item 9.           Regulation FD Disclosure.

         Information Provided Under Item 12 of Form 8-K.

MFB Corp., an Indiana corporation ("Registrant"), issued a press release which was publicly disseminated on April 23, 2003 announcing its results of operations for the quarter ended March 31, 2003. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to General Instruction B.6 of Form 8-K, this exhibit is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished as required by that instruction. Further, pursuant to SEC Release No. 34-47583, Registrant is including the foregoing Item 12 information under Item 9 because Item 12 has not yet been added to the EDGAR system.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             /s/ Thomas J Flournoy
                                   Thomas J. Flournoy, Chief Financial Officer





Dated: April 23, 2003

                                                                   Exhibit 99.1

April  23, 2003                                       Contact: Charles J.Viater
                                                                  President/CEO

                   MFB Corp. ANNOUNCES SECOND QUARTER EARNINGS
                       AND QUARTERLY DIVIDEND DECLARATION

                   Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), parent company of MFB Financial, reported today that consolidated net income on an unaudited basis of $470,000, or $0.36 diluted earnings per share, for the three months ended March 31, 2003 increased over the $371,000, or $0.26 diluted earnings per share, for the three months ended March 31, 2002. MFB Corp's consolidated net income for the six months ended March 31, 2003 is $1,231,000, or 0.92 diluted earning per share, compared to $1,270,000, or $0.92 diluted earnings per share, for the same period last year.

            Charles Viater, President and CEO, stated that "Despite continued downward pressure on net interest margins created by the historically low interest rate environment, we have continued to significantly increase our noninterest revenue related to home mortgage originations, trust operations and deposit fees to offset the reduced net interest income."

                   In addition, Mr. Viater announced today that the Board of Directors has declared a cash dividend of $0.11 per share of Common Stock for the quarter ended March 31, 2003, a 4.8% increase over the dividend for the same quarter last year. The dividend is payable on May 20, 2003 to holders of record on May 6, 2003.

            MFB Corp's net interest income before provision for loan losses for the three month period ending
 March 31, 2003 totaled $2.5 million compared to $2.9 million for the same period last year. For the six month period ending March 31, 2003, net interest income totaled $5.2 million compared to $5.9 million for the same period last year. These reductions were the result of greater sensitivity to interest rate declines of MFB Corp's interest earning assets over its interest bearing liabilities.

                   The provision for loan losses for the second quarter ending March 31, 2003 was $450,000 compared to $452,000 for the second quarter last year. For the six months ending March 31, 2003, the provision for loan losses was $900,000 compared to $685,000 for the same period last year. The increased provision for this year is based on several factors including the current economic environment, current and past delinquency trends, change in the character and mix of the loan portfolio, adequacy of collateral on loans and historical and estimated loan charge offs.

            Noninterest income has more than doubled from the second quarter last year to the second quarter this year, increasing from $696,000 to $1.43 million. Noninterest income has increased from $1.62 million for the six months ended March 31, 2002 to $2.76 million for the six months ended March 31, 2003. Significant growth occurred in deposit fees, trust fees, gains on sales of mortgage loans and other fee income for both the three and six month periods. Noninterest expense increased 10.1% from $2.61 million for the second quarter last year to $2.88 million for the second quarter this year primarily due to increases in salaries and employee benefits, occupancy and equipment, data processing and other expense. For the year, noninterest expense has increased 10.9% due to increases in salaries and employee benefits, data processing and other expense. Income tax expense has declined from last year for both the three and the six month periods ended March 31, 2003 due to increased non-taxable income.

            MFB Corp's total assets of $435.2 million as of March 31, 2003 have increased 3.2% over the $421.6 million at March 31, 2002. Total loans at March 31, 2003 of $307.8 million represented a decline of $1.8 million from last year. Due to increased volume of mortgage loan sales into the secondary market, mortgage loans declined from $154.2 million at March 31, 2002 to $131.3 million at March 31, 2003. Commercial loans increased from $131.5 million last year to $150.8 million this year. Investment securities decreased from $61.0 million at March 31, 2002 to $47.7 million at March 31, 2003.

            Total deposits increased from $253.5 million last year to $279.4 million this year. Significant increases have occurred in both demand and savings deposits. Federal Home Loan Bank advances slightly decreased from $119.3 million last year to $118.9 million this year.

             Total shareholders' equity decreased from $34.6 million at March 31, 2002 to $33.1 million at March 31, 2003. An increase in the repurchase of the company's stock accounts for the decline. MFB Corp's equity to asset ratio was 7.61% at March 31, 2003 compared to 8.21% last year. The book value of MFB Corp stock increased from $25.90 at March 31, 2002 to $26.16 at March 31, 2003.

             MFB Corp's allowance for loan losses at March 31, 2003 increased to 1.82% of loans compared to 1.09% at March 31, 2002. The ratio of nonperforming assets to loans was 1.21% at March 31, 2003 compared to 1.30% at March 31, 2002. For the second quarter ending March 31, 2003, net charge offs were $428,000. However, a charge off of $400,000 on one commercial loan had been specifically provided for in the prior year loan loss provision.

             MFB Corp's wholly owned bank subsidiary, MFB Financial, provides retail and small business financial services to the Michiana area through its seven banking centers in St. Joseph and Elkhart counties.

                                          MFB CORP. AND SUBSIDIARY
                                 Consolidated Balance Sheets (Unaudited)
                                     March 31, 2003 and March 31, 2002
                                  (in thousands, except share information)

                                                                                              March 31,           March 31,
                                                                                                 2003                2002
                                                                                                 ----                ----
   ASSETS
Cash and due from financial institutions                                                      $    12,040         $    11,458
Interest-bearing deposits in other financial institutions - short term                             43,337              20,853
                                                                                              -----------         -----------
      Total cash and cash equivalents                                                              55,377              32,311

Interest-bearing time deposits in other financial institutions                                        500               1,000
Securities available-for-sale                                                                      47,659              61,041
Federal Home Loan Bank (FHLB) stock, at cost                                                        6,308               6,308
Loans held for sale, net unrealized losses
    of $-0- at 03/31/03 and $-0- at 03/31/02                                                        3,171               1,236

Loans receivable                                                                                  307,771             309,571
       Less: allowance for loan losses                                                             (5,603)             (3,388)
                                                                                               -----------             -------
          Loans receivable, net                                                                   302,168             306,183
                                                                                                -----------           ---------

Accrued interest receivable                                                                         1,635               1,803
Premises and equipment, net                                                                         5,211               4,948
Mortgage servicing rights, net of accumulated amortization
    of $1,179 - 03/31/03 and $420 - 03/31/02                                                        1,753               1,396
Investment in limited partnership                                                                   2,642               2,785
Cash Surrender Value of Life Insurance                                                              5,082                   -
Other assets                                                                                        3,707               2,583
          Total Assets                                                                           $435,213            $421,594
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
      Deposits
            Noninterest-bearing demand deposits                                               $    21,624         $    15,395
             Savings, NOW and MMDA deposits                                                        98,786              81,025
             Other time deposits                                                                  158,954             157,109
                                                                                                  -------             -------
                Total deposits                                                                    279,364             253,529
                                                                                                  -------             -------

      Securities sold under agreements to repurchase                                                    -              11,363
      Federal Home Loan Bank advances                                                             118,915             119,335
      Loans from Correspondent Banks                                                                  300                   -
      Advances from borrowers for taxes and insurance                                               1,264               1,592
       Accrued expenses and other liabilities                                                       2,231               1,157
          Total Liabilities                                                                       402,074             386,976
Shareholders' Equity
      Common Stock, 5,000,000 shares authorized;
       shares issued: 1,689,417 - 03/31/03 and 03/31/02
       shares outstanding: 1,266,610 - 03/31/03, 1,336,839 - 03/31/02                              12,778              12,940
       Retained earnings - substantially restricted                                                30,133              30,084
      Accumulated other comprehensive income (loss),
          net of tax of $(9) - 03/31/03 and $(246) - 03/31/02                                        (438)               (646)
      Treasury Stock, 422,807 common shares - 03/31/03
        352,578 common shares - 03/31/02, at cost                                                  (9,334)             (7,760)
                                                                                                   --------            -------
     Total shareholders' equity                                                                    33,139              34,618
                                                                                                 -----------        ---------
       Total Liabilities and Shareholders' Equity                                                $435,213            $421,594
                                                                                                 ========            ========



                                                                MFB CORP. AND SUBSIDIARY
                                                       Consolidated Statements of Income (Unaudited)
                                                 Three Months and Six Months Ended March 31, 2003 and 2002
                                                      (in thousands, except per share information)


                                                       Three Month Ended                            Six Months Ended
                                                            March  31,                                  March 31,
                                                      2003              2002             2003              2002

Total interest income                                 $5,568           $6,319           $11,607          $13,059

Total interest expense                                 3,113            3,442             6,372            7,158
                                                       -----            -----             -----            -----

Net interest income                                    2,455            2,877             5,235            5,901

Provision for loan losses                                450              452               900              685
                                                      ------           ------               ---            -----

Net interest income after provision for loan losses    2,005            2,425             4,335            5,216

Other noninterest income                               1,434              696             2,716            1,620
Gain (losses) on securities                                -                -                40                -
                                                   ---------             ----           -------         ---------
Total noninterest income                               1,434              696             2,756            1,620

Total noninterest expense                              2,878            2,615             5,461            4,924
                                                       -----            -----             -----            -----

Income before income taxes                               561              506             1,630            1,912

Income tax expense                                        91              135               399              642

      Net Income                                      $  470            $ 371           $ 1,231          $ 1,270
                                                      ======            =====           =======          =======



Basic Earnings per common share                        $ .37          $   .28           $  .95            $  .95


Diluted Earnings per common share                      $ .36          $   .26           $  .92           $   .92